                                                                EXHIBIT 10.15(a)

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Agreement") is made and entered into as of December 11, 1997, among INDUSTRIAL DISTRIBUTION GROUP, INC., a Delaware corporation (the "Borrower"), the lending institutions listed on the signature pages of this Agreement and each other lending institution becoming a "Lender" hereunder as provided herein (collectively, the "Lenders"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association with its principal office in Chicago, Illinois, as agent for the Lenders (in such capacity, the "Agent") and as the issuing bank for the "Facility LCs" as provided herein (in such capacity, the "LC Issuer").

         The Borrower has requested the Lenders to extend credit in the form of Loans (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I) and Facility LCs at any time and from time to time on or after the Closing Date and prior to the Facility Termination Date, in an aggregate principal amount at any time outstanding not in excess of Seventy-Five Million Dollars ($75,000,000). The Lenders are willing to extend such credit to the Borrower, and the LC Issuer is willing to issue such LCs for the account of the Borrower, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise, (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company, or (iii) enters into a joint venture, licensing agreement, or other similar alliance in order to pursue new business opportunities.

         "ACTIVE SUBSIDIARY" means any Subsidiary with assets in excess of $1000 (as measured as at the end of the most recent fiscal quarter of the Borrower) and revenues in excess of $10,000 (as measured for the most recent period of four complete consecutive fiscal quarters of the Borrower).

         "ADJUSTED CONSOLIDATED EBITDA" for any period means Consolidated EBITDA for such period calculated on a pro forma basis assuming that each Acquisition made by the Borrower or any of its Subsidiaries after the first day of such period had occurred on the first day of such period.

         "ADVANCE" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "AGENT" means The First National Bank of Chicago in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article X.

         "AGREED SWING LINE RATE" is defined in Section 2.12.1.

         "AGGREGATE OUTSTANDING LC EXPOSURE" means, as of any day, the aggregate of the Outstanding LC Exposure of all of the Lenders.

         "AGGREGATE OUTSTANDING CREDIT EXPOSURE" means, as of any day, the aggregate of the Outstanding Credit Exposure of all of the Lenders.

         "AGGREGATE REVOLVING COMMITMENT" means the aggregate of the Revolving Commitments of all the Lenders, which amount as of the Closing Date is $75,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

         "AGREEMENT" means this Credit Agreement, as it may be amended, supplemented and restated and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "APPLICABLE FEE RATE" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the Available Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "APPLICABLE MARGIN" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "ARRANGER" means First Chicago Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as arranger of the credit facilities made available to the Borrower in this Agreement.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "AUTHORIZED OFFICER" means any of the President, the Chief Executive Officer, or the Chief Financial Officer of the Borrower, acting singly.

         "AVAILABLE AGGREGATE COMMITMENT" means, for any day, the Aggregate Revolving Commitment then in effect minus the sum (without duplication) of (i) the aggregate principal amount of outstanding Advances and Swing Line Loans, and
(ii) the Aggregate Outstanding LC Exposure.

         "BORROWER" means Industrial Distribution Group, Inc., a Delaware corporation, and its successors and permitted assigns.

         "BORROWER CREDIT DOCUMENTS" means this Agreement, any and all Notes, any and all Facility LC Application Agreements, and the Borrower Pledge Agreement.

         "BORROWER PLEDGE AGREEMENT" means the Pledge and Security Agreement executed by the Borrower in favor of the Agent for the ratable benefit of the Lenders, substantially in the form of Exhibit H, as the same may be amended, supplemented, and restated from time to time.

         "BORROWER PLEDGE AGREEMENT SUPPLEMENT" means each Supplement to the Borrower Pledge Agreement in the form of Annex I attached thereto, executed by the Borrower in favor of the Agent for the ratable benefit of the Lenders pursuant to the requirements of Section 6.23.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" is defined in Section 2.8.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

         "CAPITAL EXPENDITURES" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

         "CAPITAL STOCK" means any nonredeemable capital stock (or in the case of a partnership or limited liability company, the partners' or members' equivalent equity interests) of the Borrower or any of its Subsidiaries (to the extent issued to a Person other than the Borrower), whether common or preferred.

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENT INVESTMENTS" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, in either case maturing not later than one year after deposit; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "CHANGE" is defined in Section 3.2.

         "CHANGE IN CONTROL" means the acquisition after the date of this Agreement by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of Voting Stock of the Borrower.

         "CLOSING DATE" means the date on which all conditions set forth in
Section 4.1 have been satisfied or waived in writing by the Required Lenders.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL" means, collectively, the "Collateral" as defined in the Borrower Pledge Agreement and the Subsidiary Pledge Agreement.

         "COLLATERAL DOCUMENTS" means, collectively, the Borrower Pledge Agreement, the Subsidiary Guaranty, the Contribution Agreement, and the Subsidiary Pledge Agreement.

         "COMMITMENT FEES" is defined in Section 2.5.

         "CONSOLIDATED EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for current federal, state and local income taxes paid or accrued, and (iii) depreciation, amortization and all other non-cash charges, minus, to the extent added in determining Consolidated Net Income, (A) non-recurring items such as gains on sale of assets or extraordinary items, (B) earnings from discontinued businesses, (C) any non-cash gains, and (D) the income of any Affiliate or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Affiliate or other Person during such period.

         "CONSOLIDATED INDEBTEDNESS" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "CONSOLIDATED INTEREST EXPENSE" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED NET WORTH" means at any time the stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "CONSOLIDATED RENTALS" means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.

         "CONTRIBUTION AGREEMENT" means the Contribution Agreement among those Subsidiaries that are parties to the Subsidiary Guaranty, the Borrower, and the Agent, substantially in the form of Exhibit G, as the same may be amended, supplemented and restated from time to time.

         "CONTRIBUTION AGREEMENT SUPPLEMENT" means each Supplement to the Contribution Agreement in the form of Annex I attached thereto, executed by a Subsidiary of the Borrower pursuant to the requirements of Section 6.20.

         "CONTROLLED GROUP" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.9.

         "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

         "CREDIT DOCUMENTS" means, collectively, the Borrower Credit Documents, the Subsidiary Credit Documents, and the Contribution Agreement.

         "CREDIT EXTENSION" means either the making of an Advance or the issuance of a Facility LC hereunder.

         "CREDIT EXTENSION DATE" means the Borrowing Date for an Advance or the issuance date for a Facility LC hereunder.

         "DEFAULT" means an event described in Article VII.

         "DOMESTIC ACTIVE SUBSIDIARY" is defined in Section 6.20.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "EURODOLLAR ADVANCE" means an Advance which bears interest at the applicable Eurodollar Rate.

         "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

         "EURODOLLAR LOAN" means a Loan which bears interest at the applicable Eurodollar Rate.

         "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise or branch profit taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "EXHIBIT" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "EXISTING CREDIT AGREEMENTS" means, collectively, (i) Commercial Security Agreement dated February 1, 1996 by and between United States National Bank of Oregon and Associated Suppliers, Inc. for a revolving line of credit in the original amount of $3,500,000; (ii) Commercial Security Agreement dated March 19, 1997 by and between United States National Bank of Oregon and Associated Suppliers, Inc. for a term loan in the original amount of $300,000;
(iii) Business Loan Agreement dated as of October 2, 1996 by and between Bank of America Northwest d/b/a SeaFirst Bank and B&J Industrial Supply Company, B&J Industrial Supply Company of Spokane, and B&J Industrial Supply Company of Tacoma for a line of credit in the original amount of $1,250,000; (iv) Amended and Restated Loan and Security Agreement dated April 2, 1993 by and between Cramer Industrial Supplies, Inc. and Marine Midland Bank for a line of credit in the original amount of $1,500,000; (v) Credit Agreement dated October 6, 1994 by and between Grinding Supplies Company, Inc. and NBD Bank for a line of credit in the original amount of $1,000,000; (vi) the NCFC Loan and Security Agreement; (vii) Business Note and Loan Agreement dated January 31, 1997 by and between First National Bank - Manitowoc and J.J. Stangel Company for a line of credit in the original amount of $650,000; (viii) Letter Agreement dated August 1, 1996 by and between Shearer Industrial Supply Company, Wm. H. Taylor & Company, Inc., Turner Industries and CoreStates Bank, N.A. for a line of credit in the original amount of $4,500,000; (ix) Letter Agreement dated August 1, 1996 between Shearer Industrial Supply Company, Wm. H. Taylor & Company, Inc., Turner Industries and CoreStates Bank, N.A. for a line of credit in the original amount of $500,000;
(x) Loan Agreement dated December 9, 1996 between Slater Industrial Supply, Inc. and California United Bank for a line of credit in the original amount of $850,000; and (xi) Credit Agreement dated February 1, 1996 between Tri-Star Industrial Supply, Inc. and Boatman's Bank of St. Louis for a $1,500,000 line of credit and a $1,515,850 term loan.

         "FACILITY LC" is defined in Section 2.19(a).

         "FACILITY LC APPLICATION AGREEMENT" means each and every application agreement or other instrument or agreement requested by the LC Issuer pursuant to Section 2.19(c).

         "FACILITY LC NOTICE" is defined in Section 2.19(c).

         "FACILITY TERMINATION DATE" means December 11, 2000 or any earlier date on which the Aggregate Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity, and its successors.

         "FLOATING RATE" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan which bears interest at the Floating Rate.

         "INDEBTEDNESS" of a Person means, without duplication, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) Letters of Credit and unreimbursed drafts in connection therewith, (viii) obligations of the Borrower or any Subsidiary of the Borrower pursuant to a receivables securitization or financing facility, (ix) Contingent Obligations in respect of any of the foregoing types of Indebtedness, and (x) other obligations for borrowed money or other financial accommodations (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade) which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "LC CASH COLLATERAL ACCOUNT" shall mean the cash collateral account established pursuant to the LC Cash Collateral Assignment (and designated thereunder as the LC Cash Collateral Account) in favor of the Agent.

         "LC CASH COLLATERAL ASSIGNMENT" shall mean the LC Cash Collateral Assignment Agreement, substantially in the form of Exhibit J, between the Borrower and the Agent, as the same may be amended, restated and supplemented from time to time.

         "LC ISSUER" means First Chicago in its capacity as LC Issuer hereunder with respect to each Facility LC.

         "LC OBLIGATIONS" means, at any time, the sum, without duplication, of
(i) the aggregate amount available for drawing under all Facility LCs outstanding at such time, plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations in respect of previous drawings made under Facility LCs.

         "LC PAYMENT DATE" is defined in Section 2.19(e).

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless the context otherwise requires, the term "Lender" shall also be deemed to include the Swing Line Lender.

         "LENDING INSTALLATION" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LEVERAGE RATIO" means, as of any date of calculation, the ratio of (i) Consolidated Indebtedness outstanding on such date to (ii) Adjusted Consolidated EBITDA for the Borrower's then most-recently ended four fiscal quarters.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "LOAN PARTY" means each of the Borrower and the Subsidiaries that are parties to the Subsidiary Guaranty (as supplemented by any Subsidiary Guaranty Supplements).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Credit Documents to which it is a party, or (iii) the validity or enforceability of any of the Credit Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "MATERIAL OBLIGATION" is defined in Section 7.5.

         "MODIFICATION" is defined in Section 2.19(a).

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NCFC LOAN AND SECURITY AGREEMENT" means the Loan and Security Agreement dated November 5, 1993 by and between National Canada Finance Corp. and The Distribution Group, Inc. (formerly Industrial Distribution Group, Inc.), as amended by the First Amendment to Loan and Security Agreement dated March 14, 1996, by and between The Distribution Group, Inc. (formerly Industrial Distribution Group, Inc.) and National Canada Finance Corp. for a line of credit in the original amount of Fifteen Million Dollars ($15,000,000).

         "NET MARK-TO-MARKET EXPOSURE" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

         "NET PROCEEDS OF CAPITAL STOCK" means any proceeds received or deemed received by the Borrower or a Subsidiary in respect of the issuance or sale or Capital Stock or the conversion of any Indebtedness to Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Subsidiary directly in connection with such issuance, sale or conversion.

         "NON-DOMESTIC ACTIVE SUBSIDIARY" is defined in Section 6.20.

         "NON-U.S. LENDER" is defined in Section 3.5(iv).

         "NOTE" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E-1.

         "NOTICE OF ASSIGNMENT" is defined in Section 12.3.2.

         "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the LC Issuer, the Agent, or any indemnified party hereunder arising under the Credit Documents.

         "OFF-BALANCE SHEET LIABILITY" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which does not create a liability on the balance sheet of such Person, (iii) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding Operating Leases.

         "OPERATING LEASE" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or less.

         "OPERATING LEASE OBLIGATIONS" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

         "OTHER TAXES" is defined in Section 3.5(ii).

         "OUTSTANDING CREDIT EXPOSURE" means, as to any Lender at any time, the sum (without duplication) of (i) the aggregate principal amount of its Loans (including, in the case of the Swing Line Lender, the Swing Line Loans) outstanding at such time, plus (ii) in the case of each Lender other than the Swing Line Lender, such Lender's Percentage of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) its Outstanding LC Exposure at such time.

         "OUTSTANDING LC EXPOSURE" means, as to any Lender at any time, an amount equal to its Percentage of the LC Obligations at such time.

         "PARTICIPANTS" is defined in Section 12.2.1.

         "PAYMENT DATE" means the first day of each calendar quarter.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" means an Acquisition (i) that was not preceded by an unsolicited public tender offer for Capital Stock of the Person being acquired (the "Acquired Entity"), (ii) where the Acquired Entity is in the same or similar line of business as the Borrower and its Subsidiaries, (iii) if the cash consideration to be paid in the Acquisition exceeds (x) $15,000,000, in the case of an Acquisition of an Acquired Entity organized in the United States of America whose principal business is conducted in the United States of America, or (y) $5,000,000, in the case of an Acquisition of any other type of Acquired Entity, where in either such case the Borrower has submitted to the Agent and the Lenders evidence satisfactory to them that, after giving pro forma effect to the Acquisition, the Borrower will be in compliance with all financial and other covenants set forth in this Agreement and the Required Lenders have given their prior written approval of such Acquisition, and (iv) where immediately prior to and after giving effect to such Acquisition, no Default or Unmatured Default then exists or would occur as a result thereof.

         "PERCENTAGE" means, with respect to each Lender, the percentage that such Lender's Revolving Commitment constitutes of the Aggregate Revolving Commitment.

         "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PROSPECTUS" means the Prospectus dated September 23, 1997, prepared in respect of the offering of the sale of 3,300,000 shares of common stock of the Borrower.

         "PURCHASERS" is defined in Section 12.3.1.

         "RATE HEDGING AGREEMENT" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "RATE HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "REIMBURSEMENT OBLIGATIONS" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIRED LENDERS" means (i) Lenders in the aggregate having at least 66 2/3% of the Aggregate Revolving Commitment or, (ii) if the Aggregate Revolving Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances or, (iii) if the Aggregate Revolving Commitment has been terminated and there are no Advances outstanding, Lenders in the aggregate having at least 66 2/3% of the Aggregate Outstanding LC Exposure (whether by participation or otherwise).

         "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "REVOLVING COMMITMENT" means for each Lender, the obligation of such Lender to make Loans (other than Swing Line Loans) not exceeding its Percentage of the Aggregate Revolving Commitment.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SALE AND LEASEBACK TRANSACTION" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "SCHEDULE" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations owing to one or more Lenders.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "SUBORDINATED INDEBTEDNESS" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Lenders.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSIDIARY CREDIT DOCUMENTS" means, collectively, the Subsidiary Guaranty and the Subsidiary Pledge Agreement.

         "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed by the Active Subsidiaries of the Borrower in favor of the Agent for the ratable benefit of the Lenders, substantially in the form of Exhibit F, as the same may be amended, supplemented, and restated from time to time.

         "SUBSIDIARY GUARANTY SUPPLEMENT" means each Supplement to the Subsidiary Guaranty substantially in the form of Annex I attached thereto, executed by a Subsidiary of the Borrower in favor of the Agent for the ratable benefit of the Lenders pursuant to the requirements of Section 6.20.

         "SUBSIDIARY PLEDGE AGREEMENT" means the Subsidiary Pledge and Security Agreement executed by those Subsidiaries of the Borrower that own Capital Stock in any Active Subsidiaries of the Borrower, substantially in the form of Exhibit I, as the same may be amended, supplemented, and restated from time to time.

         "SUBSIDIARY PLEDGE AGREEMENT SUPPLEMENT" means each Supplement to the Subsidiary Pledge Agreement substantially in the form of Annex I attached thereto, executed by a Subsidiary of the Borrower in favor of the Agent for the ratable benefit of the Lenders pursuant to the requirements of Section 6.20.

         "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower and its Subsidiaries taken as a whole, Property which either (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "SWING LINE FACILITY AMOUNT" means Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding, as the same may be reduced from time to time pursuant to Section 2.12.

         "SWING LINE LENDER" means First Chicago or any other Lender as a successor Swing Line Lender hereunder.

         "SWING LINE LOAN" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.12 hereof.

         "SWING LINE NOTE" means any promissory note, in substantially the form of Exhibit E-2 hereto, duly executed by the Borrower at the request of the Swing Line Lender payable to the order of the Swing Line Lender in the amount of the Swing Line Facility Amount, as the same may be amended, supplemented and restated from time to time.

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "TRANSFEREE" is defined in Section 12.4.

         "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "VOTING STOCK" means stock of a corporation of a class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by the reason of the happening of any contingency).

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which (other than any directors' qualifying shares) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                  THE CREDITS

         2.1. REVOLVING COMMITMENT. From and including the Closing Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time; provided, however, that upon giving effect to each such Loan, such Lender's Outstanding Credit Exposure shall not exceed such Lender's Revolving Commitment; and provided further, that upon giving effect to each such Loan, the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Revolving Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Revolving Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2. REQUIRED PAYMENTS; TERMINATION. Any outstanding Advances and Swing Line Loans and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date. If at any time prior to the Facility Termination Date the aggregate principal amount of the outstanding Advances and Swing Line Loans plus the Aggregate Outstanding LC Exposure exceeds the Aggregate Revolving Commitment, the Borrower agrees to pay at such time a principal amount of such outstanding Advances and/or Swing Line Loans (together with interest thereon and any applicable funding indemnification amounts required by Section 3.4) not less than such excess amount.

         2.3. RATABLE LOANS. Each Advance hereunder shall consist of Loans (other than Swing Line Loans) made from the several Lenders ratably in accordance with their respective Percentages.

         2.4. TYPES OF ADVANCES. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5. COMMITMENT FEE; REDUCTIONS IN AGGREGATE REVOLVING COMMITMENT. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee (collectively for all Lenders, the "Commitment Fees") at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender's Revolving Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. Outstanding Swing Line Loans shall not be deemed a usage of the Swing Line Lender's or any other Lender's Revolving Commitment for purposes of the preceding sentence. The Borrower may permanently reduce the Aggregate Revolving Commitment in whole, or in part ratably among the Lenders in a minimum amount of $4,000,000 and in integral multiples of $500,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Commitment may not be reduced below an amount equal to the sum of (i) the aggregate principal amount of the outstanding Advances and Swing Line Loans, and
(ii) the Aggregate Outstanding LC Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $4,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Commitment.

         2.7. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon five Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $4,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

         2.8. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and not later than 10:00 a.m. (Chicago time) on the third Business Day preceding the Borrowing Date for each Eurodollar Advance, specifying:

          (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii)     the aggregate amount of such Advance,

        (iii)     the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the

Lenders available to the Borrower no later than 2:00 p.m. (Chicago time) at the Agent's aforesaid address.

         2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

          (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

        (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Section
2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

         2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower(which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance and each Swing Line Loan bearing interest at an Agreed Swing Line Rate shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance and each Swing Line Loan bearing interest at the Floating Rate shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (iii) the rate used in determining the Facility LC fee payable pursuant to Section 2.19(d) shall be increased by an additional 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest and fee rates set forth in clauses (i), (ii) and (iii) above shall be applicable to all Advances and Swing Line Loans without any election or action on the part of the Agent or any Lender.

         2.12. SWING LINE LOANS. In addition to Advances pursuant to Section 2.1, but subject to the terms and conditions of this Agreement (including but not limited to those limitations set forth in Section 2.1), the Swing Line Lender may, in its sole discretion (but shall in no event have any obligation) to make Swing Line Loans to the Borrower in accordance with this Section 2.12 up to the amount of the Swing Line Facility Amount. Amounts borrowed under this
Section 2.12 may be borrowed, repaid and reborrowed to, but not including, the Facility Termination Date. All outstanding Swing Line Loans shall be paid in full on the Facility Termination Date.

         2.12.1. SWING LINE REQUEST. The Borrower may request a Swing Line Loan from the Swing Line Lender on any Business Day before the Facility Termination Date by giving the Agent and the Swing Line Lender notice by 10:00 a.m. (Chicago time) on such Borrowing Date specifying the amount of such Swing Line Loan, which shall be an amount not less than $500,000 in an integral multiple of $100,000, and whether the Swing Line Loan is to bear interest at the Floating Rate or such other rate of interest as may be quoted by the Swing Line Lender to the Borrower and accepted by the Borrower (any such other rate of interest being referred to herein as an "Agreed Swing Line Rate").

         2.12.2. MAKING OF SWING LINE LOANS. If the Swing Line Lender has agreed to fund a requested Swing Line Loan, the Swing Line Lender shall, no later than 2:00 p.m. (Chicago time) on such Borrowing Date, make the funds for such Swing Line Loan available to the Borrower at the Agent's address or at such other place as indicated in written money transfer instructions from the Borrower in form and substance satisfactory to the Swing Line Lender.

         2.12.3. REPAYMENT OF SWING LINE LOANS. Each Swing Line Loan, together with interest thereon at the Floating Rate or the Agreed Swing Line Rate, as the case may be, shall be paid in full by the Borrower on or before the third Business Day after the Borrowing Date for such Swing Line Loan.

         2.12.4. REPAYMENT OF SWING LINE LOANS. The Borrower may at any time prepay, without penalty or premium, the entire amount of any outstanding Swing Line Loan bearing interest at the Floating Rate or, in a minimum amount of $100,000 and in integral multiples of $100,000, any portion of an outstanding Swing Line Loan bearing interest at the Floating Rate, upon notice to the Agent and the Swing Line Lender. No Swing Line Loan bearing interest at an Agreed Swing Line Rate may be prepaid. In addition, the Agent shall: (i) at any time at the request of the Swing Line Lender and (ii) on the third Business Day after the Borrowing Date for such Swing Line Loan, require the Lenders (including the Swing Line Lender) to make a Floating Rate Advance in an amount up to the amount of Swing Line Loans outstanding on such date for the purpose of repaying Swing Line Loans. If the Swing Line Lender receives notice from any Lender that a condition under Section 4.2 has not been satisfied, no Swing Line Loans shall be made until (a) such notice is withdrawn by that Lender or (b) the Required Lenders have waived satisfaction of any such condition. The Lenders shall deliver the proceeds of such Advance to the Agent by 12:00 noon (Chicago time) on the applicable Borrowing Date for application to the Swing Line Lender's outstanding Swing Line Loans. Subject to the provisions of the third sentence of this Section 2.12.4, each Lender's obligation to make available its Percentage of the Advance referred to in this Section shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation,
(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, or anyone else, (ii) the occurrence or continuance of a Default or Unmatured Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or (iv) any other circumstances, happening or event whatsoever. If for any reason a Lender does not make available its Percentage of the foregoing Advance, such Lender shall be deemed to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in each Swing Line Loan then being repaid, equal to its Percentage of all such Swing Line Loans being repaid, so long as such purchase would not cause such Lender to exceed its Revolving Commitment. If any portion of any amount paid (or deemed paid) to the Agent should be recovered by or on behalf of the Borrower from the Agent in bankruptcy or otherwise, the loss of the amount so recovered shall be shared ratably among all Lenders.

         2.13. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii)     The Agent shall also maintain accounts in which it will record
(a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall (in the absence of manifest error) be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.14. TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances or Swing Line Loans, effect selections of Types of Advances or Swing Line Loans, and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest computed at the Floating Rate (other than at any time when such rate is computed using the Federal Funds Effective Rate) shall be calculated for actual days elapsed on the basis of a 365 (or 366, if applicable)-day; all other interest and commitment fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance or Swing Line Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a

Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19.    FACILITY LCS.

         (a) The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue stand-by letters of credit (each a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC (each a "Modification"), from time to time from and including the Closing Date and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Revolving Commitment; provided, further, that if the Borrower has requested a Lender other than First Chicago to act as LC Issuer with respect to the issuance or Modification of a particular Facility LC, such issuance or Modification shall be made only in the sole discretion of such Lender. No Facility LC shall have an expiry date later than the earlier of (i) the fifth Business Day prior to the Facility Termination Date and (ii) the day which is one year after the date of issuance (or the most recent Modification) thereof; provided, however, that any Facility LC with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the preceding clause (i).

         (b) Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Percentage.

         (c) Subject to subsection (a), the Borrower shall give the LC Issuer notice (each a "Facility LC Notice") prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such Facility LC Notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain, except where any Lender has given written notice to the LC Issuer as to the failure of such condition to be satisfied), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each a "Facility LC Application Agreement").

In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application Agreement, the terms of this Agreement shall control.

         (d) The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Percentages, a Facility LC fee equal to a percentage equal to the Applicable Margin for Eurodollar Advances in effect from time to time on the average daily aggregate amount available for drawings under all Facility LCs. Each such fee shall be payable in arrears on each Payment Date and on the Facility Termination Date. The Borrower shall pay to the LC Issuer (i) a fronting fee equal to one-eighth of one percent (_%) of the face amount of each Facility LC on the issuance date thereof, and (ii) such other documentary and processing charges in accordance with the LC Issuer's standard schedule for such charges with respect to the issuance, amendment, cancellation, negotiation or transfer of each Facility LC and each drawing made thereunder, at the time any such actions occur. The LC Issuer shall furnish to the Agent upon request its calculations with respect to the amount of any fee payable under this subsection (d).

         (e) Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Percentage of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to subsection (f) below plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for such day.

         (f) The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or by the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Percentage all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to subsection
(e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article
IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

         (g) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the LC Issuer or any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Facility LCs issued or to be issued hereunder or participation therein, and the result shall be to increase the cost to the LC Issuer or any Lender of issuing or maintaining any Facility LC or any participation therein, or reduce any amount receivable hereunder by the LC Issuer or any Lender in respect of any Facility LC (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's or the LC Issuer's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the LC Issuer or such Lender, the Borrower agrees to pay to the LC Issuer or such Lender, from time to time as specified by the LC Issuer or such Lender, such additional amounts as shall be sufficient to compensate the LC Issuer or such Lender for such increased costs or reductions in amounts received by the LC Issuer or such Lender. A certificate of the LC Issuer or such Lender submitted by the LC Issuer or such Lender to the Borrower shall be conclusive as to the amount thereof in the absence of manifest error.

         (h) The Borrower's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Subsidiaries, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Subsidiaries against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this subsection (h) is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of subsection (f) above.

         (i) To the extent not inconsistent with subsection (h) above, the LC Issuer shall be entitled to rely, and shall be fully protected in relying upon, any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected, as among the Lenders and the Agent, in acting or in refraining from acting under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of participations in any Facility LCs.

         (j) The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer (including, without limitation, any such gross negligence or willful misconduct in determining whether a request presented under any Facility LC complied with the terms of such Facility LC), or (ii) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this subsection (j) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

         (k) Each Lender shall, ratably in accordance with its Percentage, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from any such indemnitee's gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

         (l) In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

         2.20. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest, fees, and any other Obligations as it becomes due hereunder.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES


         3.1. YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

      (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

    (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Revolving Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Revolving Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Revolving Commitment to make Loans hereunder, or any Facility LCs or its participation interest therein (in any case after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations in effect on the date of this Agreement promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. TAXES. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement or after it becomes a Lender pursuant to Section 12.3 (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the sole judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

         3.7. LIMITATION ON CERTAIN PAYMENT OBLIGATIONS. The Borrower shall not have any obligation to pay any amount to any Lender or the Agent with respect to claims accruing under Sections 2.19(g), 3.1 or 3.2 hereof prior to the ninetieth (90th) day preceding written demand therefor from such Lender or the Agent, except in any instance where the change in law, regulation, rule, guideline or directive, or in the interpretation or administration thereof, giving rise to such obligation occurred during such 90-day period and is made retroactive to a date preceding such 90-day period, in which case the Borrower's obligation shall extend back to the effective date of such change.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT


         4.1. INITIAL CREDIT EXTENSION. The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent the following, all in form and substance satisfactory to the Agent and the Lenders, with sufficient copies for the Lenders:

           (i) Copies of the articles or certificate of incorporation, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization for each Loan Party.

          (ii) Copies, certified by its Secretary or Assistant Secretary, of each Loan Party's by-laws and Board of Directors' resolutions authorizing the execution of the Credit Documents to which such Loan Party is a party.

         (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Credit Documents to which such Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Loan Party.

          (iv) A certificate, signed by the Chief Financial Officer of the Borrower, stating that on the initial Credit Extension Date
                  (A) no Default or Unmatured Default has occurred and is continuing, (B) the representations and warranties set forth in the Credit Documents are true and correct in all material respects on such date, and (C) all conditions set forth in this Article IV have been satisfied or waived in writing by the Required Lenders.

           (v) A written opinion of counsel for the Loan Parties, addressed to the Lenders in substantially the form of Exhibit A.

          (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

         (vii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

        (viii) The Subsidiary Guaranty signed by the duly authorized officers of the Subsidiaries that are parties thereto.

          (ix) The Borrower Pledge Agreement duly executed by an Authorized Officer of the Borrower, together with (i) all stock certificates and other instruments and documents representing the "Pledged Securities" (as defined in the Borrower Pledge Agreement) accompanied by instruments of transfer and stock powers endorsed in blank, and (ii) Uniform Commercial Code financing statements naming the Borrower as "debtor" and the Agent, for the ratable benefit of the Lenders, as the "secured party" and covering the "Collateral" (as defined in the Borrower Pledge Agreement), evidencing a first priority pledge of and security interest in such "Pledged Securities."

           (x) The Subsidiary Pledge Agreement duly executed by an authorized officer of each Subsidiary that is a party thereto, together with (i) all stock certificates and other documents and instruments representing the "Pledged Securities" (as defined in the Subsidiary Pledge Agreement) accompanied by instruments of transfer and stock powers endorsed in blank, and (ii) Uniform Commercial Code financing statements naming each Subsidiary as a "Debtor" and the Agent, for the ratable benefit of the Lenders, as the "secured party" and covering the "Collateral" (as defined in the Subsidiary Pledge Agreement), evidencing a first priority pledge of and security interest in such "Pledged Securities."

          (xi) The Contribution Agreement duly executed by an Authorized Officer of the Borrower and authorized officers of all Subsidiaries that are parties thereto.

         (xii) The L/C Cash Collateral Agreement duly executed by an Authorized Officer of the Borrower.

        (xiii) Evidence satisfactory to the Agent that the Existing Credit Agreements have been terminated and all indebtedness, liabilities, and obligations outstanding thereunder have been paid in full, and that all Liens on the assets and properties of the Borrower and its Subsidiaries, other than those permitted by Section 6.14, have been terminated or cancelled.

         (xiv) Evidence satisfactory to the Agent that the Borrower has received from the initial public offering of its common stock net cash proceeds not less than $25,000,000, together with copies of the registration statement and all other documents filed by or on behalf of the Borrower with the Securities and Exchange Commission in connection with such public offering.

          (xv) A pro forma consolidated balance sheet for the Borrower and its Subsidiaries after giving effect to the initial public offering of the Borrower's common stock, and a three-year business plan for the Borrower and its Subsidiaries.

         (xvi) A compliance and solvency certificate executed by the Chief Financial Officer of the Borrower.

        (xvii)    The insurance certificate described in Section 5.19.

       (xviii) Evidence satisfactory to the Agent that the NCFC Loan and Security Agreement has been terminated or has expired, and that the obligations of The Distribution Group, Inc. under the Subsidiary Guaranty have become fully effective under the terms of the Subsidiary Guaranty.

        (xvix) Such other documents as the Agent or any Lender or its counsel may have reasonably requested.

          (xx) Receipt by the Agent of all fees and expense payments due from the Borrower on or before the Closing Date.


         4.2. EACH CREDIT EXTENSION. The Lenders shall not be required to make any Credit Extension (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Credit Extension Date:

           (i)    There exists no Default or Unmatured Default.

          (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is expressly stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

         (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Agent, the Lenders and their counsel.

         Each Borrowing Notice or Facility LC Notice with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         The Borrower represents and warrants to the Lenders that:

         5.1. EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. AUTHORIZATION AND VALIDITY. The Borrower has the power and authority and legal right to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Credit Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Credit Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower or any Subsidiary of the Credit Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Credit Documents, the borrowings under this

Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Credit Documents.

         5.4. FINANCIAL STATEMENTS. The audited financial statements of the "Founding Companies" (as defined in the Prospectus) for the periods ending December 31, 1995 and December 31, 1996, the unaudited financial statements of the Founding Companies for the six-month period ending June 30, 1997, and the unaudited pro forma combined financial statements of the Borrower and its Subsidiaries for the periods ending December 31, 1996 and June 30, 1997, all as set forth in the Prospectus, were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared (subject, in the case of interim statements, to normal year-end audit adjustments) and fairly present the financial condition and operations of the Founding Companies and the Borrower and its Subsidiaries, as the case may be, at such dates and the results of their operations for the periods then ended.

         5.5. MATERIAL ADVERSE CHANGE. Since June 30, 1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Founding Companies, or the Borrower and its Subsidiaries, as the case may be, which could reasonably be expected to have a Material Adverse Effect.

         5.6. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7.     LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth on
Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. SUBSIDIARIES. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been

(to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $1,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan except in any such case where such Reportable Event, withdrawal or intended withdrawal, or reorganization or termination could not reasonably be expected have a Material Adverse Effect.

         5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Credit Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing any Material Obligation.

         5.13. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14. OWNERSHIP OF PROPERTIES. Except as set forth on Schedule 5.14, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

         5.15. PLAN ASSETS; PROHIBITED TRANSACTIONS. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

         5.16. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. INSURANCE. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

         5.20. SOLVENCY. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Credit Extension, if any, made on the date hereof and after giving effect to the application of the proceeds of any Loans made as part thereof (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

         (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof

          (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by the Borrower's chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

           (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event that could reasonably be expected to have a Material Adverse Effect has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

          (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person for an amount in excess of $1,000,000 as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (vii) As soon as possible and in any event within 10 days after the Borrower has knowledge thereof (A) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, in the action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Borrower or Subsidiary, or any Affiliate thereof, that could reasonably be expected to result in a Material Adverse Effect, (B) the occurrence, or alleged occurrence, of any default or event of default in respect of any Material Obligation or under any other agreement that could reasonably be expected to result in a Material Adverse Effect, or (C) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

        (viii) Promptly upon the furnishing thereof to the public shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

          (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

           (x) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances (i) to refinance indebtedness outstanding under the Existing Credit Agreements, (ii) to finance Permitted Acquisitions and Costs and Expenses incurred in connection therewith, (iii) for working capital and other general corporate purposes, and (iv) to repay outstanding Credit Extensions. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3. NOTICE OF DEFAULT. Promptly, but not later than five (5) Business Days after any Authorized Officer becomes aware thereof, the Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. TAXES. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that any of the Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

         6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

         6.10. INDEBTEDNESS. The Borrower will not permit the Active Subsidiaries to create, incur or suffer to exist any Indebtedness, except:

           (i)    The Subsidiary Guaranty.

          (ii)    Indebtedness existing on the date hereof and described in
                  Schedule 6.10.

         (iii) Indebtedness arising or deemed to arise in respect of a securitization or secured financing facility for accounts receivable of the Borrower and its Subsidiaries, provided that such facility is approved by the Required Lenders.

          (iv) Indebtedness arising under foreign exchange and currency swap contracts entered into in the ordinary course of business and not for speculative purposes, provided that the Net Mark-to-Market Exposure arising from such contracts does not exceed (A) in the case of any Subsidiary, an amount equal to five percent (5%) of such Subsidiary's total assets, or (B) in the case of all such Subsidiaries, an amount equal to two percent (2%) of the consolidated total assets of the Borrower and its Subsidiaries, in each case as measured as at the end of the most recent fiscal quarter of such Subsidiary or the Borrower, as the case may be.

           (v) Indebtedness not described in clause (ii) above (A) incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing any specific fixed asset, or (B) owing by any Subsidiary at the time such Subsidiary is acquired by the Borrower or merged into or consolidated with the Borrower or another Subsidiary, so long as such Indebtedness was not incurred in contemplation of such acquisition, merger or consolidation; provided that the sum of all Indebtedness described in this clause (v), together with all Indebtedness secured by Liens permitted pursuant to
                  Section 6.14(vii) and the amount of the transactions permitted pursuant to Section 6.17(B) (but without duplication of such amounts), does not exceed an amount equal to ten percent

                  (10%) of the consolidated total assets of the Borrower and its Subsidiaries as measured as at the end of the most recent fiscal quarter of the Borrower.

          (vi) Other Indebtedness not described in the preceding clauses (i) through (v) not to exceed an amount equal to five percent (5%) of the consolidated total assets of the Borrower and its Subsidiaries as measured as at the end of the most recent fiscal quarter of the Borrower.

         6.11. MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except (i) that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary, (ii) that a Subsidiary may merge or consolidate with or into any other Person as part of a Permitted Acquisition, and (iii) any other Person may merge or consolidate with or into any Subsidiary or the Borrower as part of a Permitted Acquisition.

         6.12. SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

           (i)    Sales of inventory in the ordinary course of business.

          (ii) Sales or other dispositions of obsolete or unnecessary equipment in the ordinary course of business.

         (iii) Sales of accounts receivable of the Borrower and/or its Subsidiaries in a securitization facility permitted by Section 6.10(iii).

          (iv) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than as provided in clauses (i) through (iii) above) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

         6.13. INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

           (i)    Cash Equivalent Investments.

          (ii) Investments in Active Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.13.

         (iii) Permitted Acquisitions and additional Investments in Active Subsidiaries organized or acquired in connection with any such Permitted Acquisition.

          (iv) Investments made after the date of this Agreement in Subsidiaries that are not Active Subsidiaries in an aggregate amount not to exceed $1,000,000.

           (v) Interest rate or foreign currency swap contracts entered into in the ordinary course of business and not for speculative purposes.

          (vi) Investments made in any wholly owned Subsidiary organized for the purpose of purchasing and selling and/or pledging accounts receivable of the Borrower and/or its Subsidiaries in a securitization or secured financing facility permitted by
                  Section 6.10(iii).

         6.14. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

           (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

          (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

           (v)    Liens existing on the date hereof and described in Schedule
                  6.14.

          (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

         (vii) Any Lien not described in clause (v) above and existing on any specific fixed asset (A) of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event, (B) securing Indebtedness incurred or assumed for the purposes of financing or refinancing all or any part of the cost of acquiring or constructing such asset, where such acquisition is not in connection with the purchase of all or substantially all of the assets of a Person, (C) of any Person existing at the time such Person is merged or consolidated with or into the Borrower or any of its Subsidiaries and not created in contemplation of such event, and (D) prior to the acquisition of such asset by the Borrower or any of its Subsidiaries and not created in contemplation of such acquisition; provided that the Indebtedness secured by all such Liens described in this clause (vii), (x) is otherwise permitted by Section 6.10, and (y) when taken together with all Indebtedness described in
                  Section 6.10(v) and the amount of the transactions permitted pursuant to Section 6.17(B) (but without duplication of such amounts), does not exceed an amount equal to ten percent (10%) of the consolidated total assets of the Borrower and its Subsidiaries as measured as at the end of the most recent fiscal quarter of the Borrower.

        (viii) Liens securing Indebtedness owing by a Subsidiary to the Borrower or another wholly owned Subsidiary of the Borrower.

          (ix) Any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under any of the foregoing clauses of this Section, provided that (x) such Indebtedness is not secured by any additional assets, and (y) the amount of such Indebtedness secured by any Lien is not increased.

           (x) Zoning ordinances, easements, licenses or restrictions on the use of real property and minor irregularities of title thereto which do not materially impair the use of such property and the operation of the business of the Borrower or any Subsidiary (as the case may be) thereon or the value of such property.

          (xi) Inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect.

         (xii) Rights reserved to or invested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or any of its Subsidiaries, as the case may be, or to use such property in a manner which does not materially impair the use of such property for the purposes of which it is held by such Person.

        (xiii) Liens granted with respect to accounts receivable of the Borrower and/or its Subsidiaries in a securitization or secured financing facility permitted by Section 6.10(iii).

         6.15.    AFFILIATES.

                  (a) The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

                  (b) The Borrower will not, nor will it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction (excluding any such encumbrance or restriction under this Agreement) on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of its Capital Stock, or (ii) pay any indebtedness owed to the Borrower or any of its Subsidiaries, or (iii) transfer of any of its assets to the Borrower or any of its Subsidiaries, except any such encumbrance or restriction imposed by a creditor extending purchase money financing in respect of any asset or assets of the Borrower or any Subsidiary, or any proceeds thereof, so long as such encumbrance or restriction does not so encumber or restrict any other assets or property of the Borrower or any Subsidiary.

         6.16. SUBORDINATED INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness, except that this Section 6.16 shall not apply to any Indebtedness owing by any Subsidiary which was incurred by such Subsidiary prior to its becoming a Subsidiary of the Borrower and which was not incurred in contemplation of its becoming a Subsidiary of the Borrower.

         6.17. SALE AND LEASEBACK TRANSACTIONS AND OTHER OFF-BALANCE SHEET LIABILITIES. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist (i) any Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (A) Rate Hedging Obligations or other interest rate or foreign currency swap contracts entered into in the ordinary course of business and not for speculative purposes, and (B) Sale and Leaseback Transactions or "synthetic lease" transactions entered into by the Borrower or any of its Subsidiaries for the acquisition or construction of office, distribution or other facilities to be used by the Borrower or its Subsidiaries, provided that the aggregate value of the assets that are the subject of such transactions (measured at the higher of book value and fair market value at the time of such transaction as determined in good faith by the Board of Directors of the Borrower), taken together with the total amount of Indebtedness permitted pursuant to Section 6.10(v) and Section 6.14(vii) (but without duplication of such amounts), does not exceed an amount equal to ten percent (10%) of the consolidated total assets of the Borrower and its Subsidiaries as measured as at the end of the most recent fiscal quarter of the Borrower.

         6.18. CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Subsidiary Guaranty, (iii) Contingent Objections of the Borrower in respect of Indebtedness, Off-Balance Sheet Liabilities or obligations under Operating Leases of any Subsidiary that are otherwise permitted to exist or be incurred by such Subsidiary pursuant to the terms of this Agreement, and (iv) Contingent Obligations of any Subsidiary in respect of such Subsidiary's own Indebtedness, Off-Balance Sheet Liabilities or obligations under Operating Leases that are otherwise permitted to exist or be incurred by such Subsidiary pursuant to the terms of this Agreement.

         6.19.    FINANCIAL COVENANTS.

                  6.19.1. COVERAGE RATIO. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA plus Consolidated Rentals, to (ii) Consolidated Interest Expense plus Consolidated Rentals, to be less than 2.50 to 1.00.

                  6.19.2. DEBT TO CASH FLOW RATIO. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of
         (i) Consolidated Indebtedness to (ii) Adjusted Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than
         3.25 to 1.00.

                  6.19.3. MINIMUM NET WORTH. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $73,500,000, (ii) 50% of Consolidated Net Income (without deduction for losses) for each preceding fiscal year (commencing with the fiscal year ending December 31, 1997), and (iii) the aggregate amount of all Net Proceeds of Capital Stock received or deemed received after the date of this Agreement.

         6.20. ADDITIONAL LOAN PARTIES. The Borrower shall cause each Active Subsidiary organized under the laws of the United States of America or any state thereof, the District of Columbia, or any territory thereof (a "Domestic Active Subsidiary") that is not in existence, or does not constitute such a Domestic Active Subsidiary, as of the date of this Agreement, to execute and deliver to the Agent a Subsidiary Guaranty Supplement, a Contribution Agreement Supplement, and a Subsidiary Pledge Agreement Supplement. In addition, the Borrower and/or each Subsidiary that owns or holds any Capital Stock of such Domestic Active Subsidiary, or owns or holds any Capital Stock of an active Subsidiary that is not a Domestic Active Subsidiary (a "Non-Domestic Active Subsidiary") that is not in existence, or does not constitute a Non-Domestic Active Subsidiary, as of the date of this Agreement, shall execute and deliver to the Agent a supplement to the Borrower Pledge Agreement and/or Subsidiary Pledge Agreement, as the case may be, providing for the inclusion of such Capital Stock as a portion of the Collateral subject to a first priority pledge and security interest in favor of the Agent for the ratable benefit of the Lenders; provided, however, that in the case of each Non-Domestic Active Subsidiary, the Capital Stock of such Subsidiary to be pledged thereunder shall be limited to 66% of all outstanding Capital Stock thereof. In each case, all such documents shall be delivered to the Agent within 10 Business Days after the creation or Acquisition of such Active Subsidiary, or the date any Subsidiary of the Borrower otherwise becomes an Active Subsidiary, and shall be accompanied by (i) such documents evidencing the organization of such Active Subsidiary and the due authorization, execution, delivery, and enforceability of such documents (e.g., certificate or articles of incorporation, by-laws, articles of organization, operating and management agreements, authorizing resolutions of the board of directors or other governing body and opinions of counsel) as the Agent may reasonably request, and (ii) all certificates and other instruments and documents representing the Capital Stock of such Active Subsidiary, together with instruments of transfer and stock powers duly endorsed in blank and Uniform Commercial Code financing statements naming the owner or holder thereof as "debtor" and the Agent, for the ratable benefit of the Lenders, as "secured party" and covering the Collateral evidenced thereby.

         6.21. RESTRICTED PAYMENTS AFTER DEFAULT. The Borrower will not declare or pay any dividends, or make any distributions on its Capital Stock (other than dividends payable in its own Capital Stock), or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, if at the time of such declaration, payment, distribution, redemption, repurchase, acquisition or retirement there exists, or would occur or exist as a result thereof, any Default.

         6.22. CHANGE IN FISCAL YEARS. The Borrower will not change its Fiscal Year without the consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed.

         6.23 USE OF NCFC LOAN AND SECURITY AGREEMENT. Neither the Borrower nor any Subsidiary shall borrow or have outstanding any loans, advances, letters of credit, or other extensions of credit under the NCFC Loan and Security Agreement at any time after the date of this Agreement, nor shall the NCFC Loan and Security Agreement remain in effect or be outstanding at any time after March 16, 1998.

                                   ARTICLE VII

                                    DEFAULTS


         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Credit Document shall be materially false or misleading on the date as of which made.

         7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan, any Commitment Fee, and Facility LC Fee, or other obligations under any of the Credit Documents within five days after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.3, 6.10 through 6.19 inclusive, 6.21 or 6.23.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

         7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $1,000,000 or any obligation aggregating in excess of $1,000,000 in respect of a transaction described in
Section 6.17 (in either such case, a "Material Obligation"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Obligation was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Obligation to cause, such Material Obligation to become due prior to its stated maturity; or any Material Obligation of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any

Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of their Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan that could reasonably be expected to have a Material Adverse Effect.

         7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $250,000 per annum.

         7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

         7.13. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.14.    Any Change in Control shall occur.

         7.15. The occurrence of any "Event of Default" as defined in any Credit Document (other than this Agreement), or the breach of any of the terms or provisions of any Credit Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.16. The Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Subsidiary Guaranty, or any Subsidiary shall fail to comply with any of the terms or provisions of the Subsidiary Guaranty, or any Subsidiary shall deny that it has any further liability under the Subsidiary Guaranty, or shall give notice to such effect.

         7.17. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower or any Subsidiary shall fail to comply with any of the terms or provisions of any Collateral Document applicable to it.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower or any Active Subsidiary, the obligations of the Lenders to make Credit Extensions hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Credit Extensions hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Credit Extensions hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. FACILITY LCS. Upon acceleration of the maturity of the Obligations as provided in Section 8.1, (i) an amount equal to the maximum amount which would be available at any time to be drawn under Facility LCs then outstanding (whether or not any beneficiary under any Facility LC shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Facility LC), and all reimbursement obligations in respect of such outstanding Facility LCs shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby waived by the Borrower, (ii) the Agent may, with the consent of the Lenders, cause to be advanced for the account of the Borrower an Advance consisting of Loans bearing interest at the rate provided in Section 2.11(ii) in an amount equal to the aggregate amount so becoming due and payable, the proceeds of which Advance shall be paid directly into the LC Cash Collateral Account as hereinafter provided (such Advance to be funded by the Lenders in the manner provided in Section 2.1), and (iii) the Agent may exercise any rights or remedies under the LC Cash Collateral Assignment. So long as any Facility LC shall remain outstanding, any amounts described in clauses (i) and (ii) above with respect to the Facility LCs, when received by the Agent, shall be deposited in the LC Cash Collateral Account as cash collateral for the obligations of the Borrower hereunder in the event of any drawing under a Facility LC, and upon drawing under any outstanding Facility LC in respect of which the Agent has deposited in the LC Cash Collateral Account any amounts described in clause (i) above, the Agent shall pay such amounts held in the LC Cash Collateral Account to the LC Issuer to reimburse the LC Issuer for the amount of such drawing.

         8.3. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Credit Documents or changing in any manner the rights of the

Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

           (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

          (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

          (iv) Amend this Section 8.3 or any section of this Agreement that by its express terms requires the consent or approval of all of the Lenders.

           (v) Release the Borrower or any Subsidiary from of the Obligations or, except as provided in the Collateral Documents, release all or any portion of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.4. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extensions notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extensions shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Credit Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Credit Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS


         9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. HEADINGS. Section headings in the Credit Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Credit Documents.

         9.4. ENTIRE AGREEMENT. The Credit Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

         9.5. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. EXPENSES; INDEMNIFICATION. (i) The Borrower shall reimburse the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) actually paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Credit Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) actually paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Credit Documents.

         (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Credit Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this
Section 9.6 shall survive the termination of this Agreement.

         9.7. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.9. SEVERABILITY OF PROVISIONS. Any provision in any Credit Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Credit Documents are declared to be severable.

         9.10. NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Credit Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Credit Documents or the transactions contemplated thereby.

         9.11. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 12.4.

         9.12. NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.


                                    ARTICLE X

                                    THE AGENT

         10.1. APPOINTMENT; NATURE OF RELATIONSHIP. The First National Bank of Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Credit Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Credit Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Credit Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Credit Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Credit Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. POWERS. The Agent shall have and may exercise such powers under the Credit Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Credit Documents to be taken by the Agent.

         10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any

Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Credit Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Credit Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Credit Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Credit Document.

         10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Commitments (or, if the Revolving Commitments have been terminated, in proportion to their Revolving Commitments immediately prior to such termination)
(i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Credit Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Credit Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Credit Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

         10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Credit Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this
Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Credit Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. AGENT'S FEE. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated September 5, 1997, or as otherwise agreed from time to time.

         10.14. DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15. EXECUTION OF COLLATERAL DOCUMENTS. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Security Agreement(s) and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Agreement(s).

         10.16. COLLATERAL RELEASES. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Credit Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS


         11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, upon the existence or occurrence, and during the continuation, of any Default, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Credit Extensions (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Credit Extensions held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Credit Extensions. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Credit Extensions. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Credit Documents without the written consent of all of the Lenders, and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

         12.2.    PARTICIPATIONS.

                  12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Credit Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents.

                  12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Credit Extensions or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Credit Extensions or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Credit Extensions or Commitment, releases any guarantor of any such Credit Extensions or releases all or substantially all of the collateral, if any, securing any such Credit Extensions.

                  12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3.    ASSIGNMENTS

                  12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Credit Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

                  12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as
         Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Credit Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  12.3.3. CERTAIN ASSIGNMENTS. If (i) any Taxes referred to in
         Section 3.5(i) have been levied or imposed so as to require withholdings or deductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof, or (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs or for its reduced rate of return pursuant to Section 2.19(g), 3.1 or 3.2 hereof, then and in any such event, upon request by the Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of this Section 12.3, all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or another assignee selected by the Borrower and acceptable to the Agent (and the Agent shall not unreasonably withhold its acceptance thereof) upon payment by such assignee to such Lender of the principal of and the interest on the outstanding Loans of such Lender accrued to the date of such assignment and the assumption of such Lender's Revolving Commitment hereunder, together with any and all other amounts owing to such Lender under the provisions of this Agreement and the other Credit Documents accrued to the date of such assignment, and compliance in all other respects with the provisions of this Section 12.3.

         12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

         12.5. TAX TREATMENT. If any interest in any Credit Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv), and such Transferee shall be subject to all other terms and conditions of Section 3.5.

                                  ARTICLE XIII

                                     NOTICES


         13.1. NOTICES. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS


         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL


         15.1. CHOICE OF LAW. THE CREDIT DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF GEORGIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR

CONNECTED WITH ANY CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                       INDUSTRIAL DISTRIBUTION GROUP, INC.


                                       By: /s/ Douglass C. Smith
                                           -------------------------------------
                                           Title: President
                                                 ------------------------------
                                                 2500 Royal Place
                                                 Tucker, Georgia 30084
                                           Attention:  Chief Financial Officer
                                           Telephone:  770/243-9007
                                           FAX:        770/243-9040

Revolving Commitments


   $20,000,000                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       Individually and as Agent

                                     By: /s/ Judith Cornell
                                         -------------------------------
                                         Title: Authorized Agent
                                               -------------------------
                                               One First National Plaza
                                               Mail Suite 0324
                                               Chicago, Illinois  60670

                                         Attention: Judith L. Cornwell
                                         Telephone: (312) 732-6274
                                         FAX:       (312) 732-5296

Revolving Commitments


     $12,500,000                   BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION

                                   By:   /s/ Michael J. McKenney

                                      Title:  Vice President
                                            ---------------------------------
                                            1230 Peachtree Street, Suite 3800
                                            Atlanta, GA 30309
                                            Attention: Michael J. McKenney
                                      Telephone: (404) 249-6913
                                      FAX:       (404) 249-6938

Lending Installation:

231 South LaSalle Street
Chicago, Illinois 60697
Attention: Joycelyn Gay
Telephone: (312) 828-3801
FAX:       (312) 974-9626

Revolving Commitments

   $12,500,000                         FIRST UNION NATIONAL BANK


                                       By:   /s/ Irene M. Barton

                                           Title:  Vice President
                                                  -----------------------------
                                                  4570 Ashford Dunwoody Road
                                                  2nd Floor
                                                  Atlanta, GA 30346

                                           Attention: Irene Barton
                                           Telephone: (404) 865-2353
                                           FAX:       (404) 865-2388

Revolving Commitments


     $12,500,000                      FLEET NATIONAL BANK


                                      By:  /s/ Lisa S. Coney
                                         --------------------------------------

                                          Title: Senior Vice President
                                                -------------------------------
                                                One Federal Street
                                                3rd Floor
                                                Boston, MA 02211

                                          Attention: Lisa Coney
                                          Telephone: (617) 346-0618
                                          FAX:       (617) 346-0575

Revolving Commitments


     $17,500,000                       WACHOVIA BANK, N.A.


                                       By: /s/ Rusty Boozer
                                           ------------------------------------
                                           Title: Vice President
                                                 ------------------------------
                                                  191 Peachtree Street, N.E.
                                                  Atlanta, GA 30303-1757

                                           Attention: Rusty Boozer
                                           Telephone: (404) 332-5755
                                           FAX:       (404) 332-6920

                                PRICING SCHEDULE



================================================================================
 APPLICABLE       LEVEL I   LEVEL II    LEVEL III     LEVEL IV     LEVEL V
  MARGIN          STATUS     STATUS       STATUS       STATUS       STATUS
================================================================================
Eurodollar Rate    .625%       .75%        1.00%        1.25%        1.375%
================================================================================
Floating Rate         0%         0%           0%         .25%         .375%
================================================================================


================================================================================
APPLICABLE FEE    LEVEL I   LEVEL II    LEVEL III     LEVEL IV     LEVEL V
   RATE           STATUS     STATUS      STATUS        STATUS      STATUS
================================================================================
Commitment          .20%      .225%        .25%         .25%        .30%
  Fee
================================================================================

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "FINANCIALS" means the annual or quarterly consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 6.1(i) or (ii).

         "LEVEL I STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.00 to 1.00.

         "LEVEL II STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower does not qualify for Level I Status and (ii) the Leverage Ratio is less than or equal to 2.00 to 1.00.

         "LEVEL III STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower does not qualify for Level I Status or Level II Status and (ii) the Leverage Ratio is less or equal to than 2.50 to 1.00.

         "LEVEL IV STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower does not qualify for Level I Status, Level II Status or Level III Status, and (ii) the Leverage Ratio is less or equal to than 3.00 to 1.00.

         "LEVEL V STATUS" exists at any date if the Borrower does not qualify for Level I, Level II, Level III, or Level IV Status.

         "STATUS" means either Level I Status, Level II Status, Level III Status, Level IV Status, or Level V Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five Business Days after such Financials are so delivered. Notwithstanding the foregoing, from and after the Closing Date until five Business Days after the date the Financials for the period ending December 31, 1997 are received by the Agent, or until the date the Borrower has failed to deliver such Financials at the time required pursuant to Section 6.1, as the case may be, the Borrower shall be deemed to have Level I Status.

                          Exhibits to Credit Agreement


Exhibit A      Opinion of Counsel to Borrower
Exhibit B      Compliance Certificate
Exhibit C      Assignment Agreement
Exhibit D      Loan/Credit Related Money Transfer Instruction
Exhibit E-1    Revolving Credit Note
Exhibit E-2    Swing Line Note
Exhibit F      Subsidiary Guaranty
Exhibit G      Contribution Agreement
Exhibit H      Borrower Pledge and Security Agreement
Exhibit I      Subsidiary Pledge and Security Agreement
Exhibit J      LC Cash Collateral Assignment Agreement